Exhibit 10.18

Non-Exclusive License Agreement

This non-exclusive license agreement (this “Agreement”) is made by and between Rani Therapeutics, LLC (“Rani” or “Licensor”), a California limited liability company having an address at 2051 Ringwood Ave., San Jose, CA 95131, and InCube Labs, LLC (“InCube” or “Licensee”), a Delaware limited liability company having an address at 2051 Ringwood Ave., San Jose, CA 95131. Rani and InCube may be referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND

A.	Rani and InCube reviewed the InCube patent portfolio and agreed to transfer ownership of certain patent assets from InCube to Rani;

B.	InCube only agreed to transfer those certain patent assets because those patent assets were expected to have applicability primarily or solely within the Field of Use;

C.

However, as there may be uses outside the Field of Use for those certain patent assets, InCube desired, and Rani agreed to grant to InCube, a broad worldwide, perpetual, no-cost and fully-paid, non-exclusive license back to InCube to those patent assets for all fields excluding the Field of Use;

D.	As agreed, InCube has assigned to Rani, and Rani has accepted the assignment of, ownership of those certain patent assets and thus the transfer of ownership is complete; and

E.	Rani and InCube now desire to document the license back of those patent assets to InCube.

AGREEMENT

The Parties agree as follows:

1.	DEFINITIONS

As used herein,

1.1.

“Affiliate” means, with respect to any entity, any other entity that controls, is controlled by, or is under common control with such entity. For purposes of this Agreement, an entity will be deemed to control another entity if it owns, directly or indirectly, at least fifty percent (50%) of the equity securities of such other entity entitled to vote in the election of directors (or, in the case that such other entity is not a corporation, for the election of the corresponding managing authority), or otherwise has the power to direct the management and policies of such other entity.

1.2.

“Cover” means, with respect to specified Patent Asset and a country, that a Violation of such Patent Asset would occur by Exploitation of a Product in such country absent a license under, or ownership of, such Patent Asset; provided, however, that in determining whether a Valid Claim of a pending patent application would be infringed, it will be treated as if issued in the form then currently being prosecuted, where infringement for purposes of this Section 1.2 is determined without considering the effect of any safe harbor provision. Lexical cognates of the word “Cover” (e.g., Covered or Covering) will have correlative meanings.

1.3.

“Exploit” means to develop, make, use, promote, provide, offer to sell, sell, market, distribute, import, export, or otherwise commercialize. Lexical cognates of the word “Exploit” (e.g., Exploited, Exploiting, or Exploitation) will have correlative meanings.

1.4.	“Field of Use” means oral delivery of sensors, small molecule drugs or biologic drugs including, any peptide, antibody, protein, cell therapy, gene therapy or vaccine.

1.5.

“IPA” (intellectual property asset) means any invention, work of authorship, designation, design, formulation, formula, materials, data, know-how, idea, Patent Asset (defined herein), copyright, software, firmware, algorithm, trademark, tradename, trade secret, domain name, mask work, original document or compilation, or other intellectual property, including but not limited to all related alterations, improvements, modifications, revisions, adaptations, translations, enhancements or other derivative works thereto.

1.6.

“Licensed Patents “ means the Patent Assets listed on Exhibit A of this Agreement. For clarity, any Patent Asset listed on Exhibit A includes patents or patent applications that claim priority thereto as per the definition of Patent Asset.

1.7.	“Licensed Product” means any Product the Exploitation of which would constitute a Violation of a Licensed Patent but for the license granted Licensee by Licensor herein.

1.8.

“Patent Asset” means a patent application filed in any jurisdiction, together with any patent application claiming priority thereto (including but not limited to continuation, divisional, substitution, or national phase and validation applications claiming priority thereto, but in the case of a continuation-in-part application only to the extent that all claims in a patent issued on the continuation-in-part application are supported in the application(s) to which priority is claimed) and together with patents issuing on said patent application or said patent application claiming priority thereto (where issued patents include without limitation registrations, reissues, reexaminations and extensions).

1.9.	“Product” means a service, technique, composition, product, system, or method of treatment.

1.10.	“Sublicensee” means a third party to whom Licensee grants a sublicense under the license in Section 2 of this Agreement.

1.11.

“Valid Claim” means (a) a claim of an issued and unexpired patent, or a supplementary protection certificate thereof, that has not been held permanently and unappealably revoked, unenforceable or invalid by a decision of a court, patent office or other forum of competent jurisdiction, and that is not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) a claim of a pending patent application that has not been abandoned, finally rejected or expired without the possibility of appeal or re-filing.

1.12.	“Violation” means an infringement, misappropriation, and/or other violation of any valid and unexpired portion of specified IPA (e.g., infringement of a Valid Claim of a specified Patent Asset).

1.13.	“Will” means a requirement or obligation; “may” means optionally.

2.	LICENSE

2.1.

Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a worldwide, perpetual, no-cost and fully-paid, non-exclusive license under all of its rights in the Licensed Patents to Exploit any Licensed Products, but solely outside the Field of Use. All intellectual property rights of Licensor not expressly granted in this Agreement are hereby reserved.

2.2.

Licensor will not license a Licensed Patent to any third party in a specific field outside the Field of Use if Licensee can prove that it or its Sublicensee has been in active development of a Product in that field which Product is Covered by that Licensed Patent, and continuous and significant progress has been made toward commercialization of that Product.

3.	SUBLICENSE

3.1.	Licensee may sublicense all or any portion of its rights set forth in Section 2 to one or more Sublicensees under the following conditions:

3.1.1.

All potential Sublicensees must be approved by Licensor in advance, such approval not to be unreasonably denied, conditioned, or delayed; provided that, subject to Section 3.2.1, Licensee will have the right to sublicense to an Affiliate of Licensee without prior consent of Licensor.

3.1.2.	Each sublicense must be in writing and signed by both applicable parties, enforceable according to its terms, and subject to this Agreement.

3.1.3.	No sublicense will grant, or purport to grant, any broader rights than those set forth in Section 2.

3.1.4.

Sublicensees will not have the right to further sublicense; provided that, subject to Section 3.2.1, a Sublicensee of Licensee will have the right to sublicense to a wholly-owned subsidiary of that Sublicensee without prior consent of Licensor.

3.1.5.

To the extent applicable, each sublicense must include all of the rights of and obligations due to Licensor contained in this Agreement. Without limiting the foregoing, each Sublicensee must at least agree to:

3.1.5.1.	maintain insurance at the levels set forth in Section 14 (Insurance);

3.1.5.2.	maintain in confidence Licensor’s Confidential Information as defined in Section 11 (Confidentiality);

3.1.5.3.

acknowledge that termination of this Agreement will terminate all sublicenses; provided that, a Sublicensee may request to convert to a status of a licensee upon termination of this Agreement to the extent allowed under Section 15 (Term and Termination);

3.1.5.4.	also comply with the obligations on Licensee as set forth in Section 7 (Products); and

3.1.5.5.	also comply with the obligations on Licensee as set forth in Section 9.1.

3.2.	For each Sublicensee:

3.2.1.

Licensee will, within thirty (30) days of execution of a sublicense, provide Licensor with a copy of that sublicense (which copy may be redacted with respect to information not pertinent to compliance with the terms and conditions of this Agreement).

4.	ROYALTIES

4.1.	No royalties are or will be due from Licensee or Sublicensee to Licensor, and the license granted to Licensee under Section 2 will be fully paid.

5.	INTENTIONALLY OMITTED

6.	INTENTIONALLY OMITTED

7.	PRODUCTS

7.1.	Licensee will make all commercially reasonable efforts to comply with all applicable laws, rules and regulations with respect to the Exploitation of Licensed Products.

7.2.	Licensee will mark or cause to be marked, in accordance with the applicable patent marking laws, Licensed Products that are Exploited under the license granted in Section 2.

7.3.

Licensee will make all commercially reasonable efforts to comply with all applicable U.S. and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

8.	PROSECUTION AND MAINTENANCE OF PATENT ASSETS

8.1.

Licensor will diligently endeavor to prosecute and maintain the Licensed Patents using counsel of its choice, and Licensor will provide Licensee with copies of relevant documentation upon request so that Licensee may be informed of the continuing prosecution, and Licensee agrees to keep this documentation confidential. Licensor’s counsel will take instructions only from Licensor.

8.2.

As reasonably requested by Licensee to protect the Licensed Products that Licensee may Exploit under this Agreement, and all with respect to the Licensed Patents and only upon request: Licensor will use reasonable efforts to amend any patent application and file new patent applications claiming priority to the Licensed Patents, anywhere in the world, and these amended and new patent applications will become part of the Licensed Patents. To the extent that requests by Licensee increase the cost of prosecution of the Licensed Patents, Licensor may pass the increased cost to Licensee without markup.

8.3.	Licensor may file, prosecute or maintain patent applications at its own expense in any jurisdiction.

8.4.

If Licensor fails to prosecute or maintain any Licensed Patent when obligated to do so under this Section 8, Licensee may first request that Licensor take immediate action and, if no action is taken by Licensor in a timely manner relative to an impending deadline, Licensee may proceed to prosecute, maintain, or revive such Licensed Patent.

8.5.	Licensee will not make any statement disparaging, or admitting the invalidity or unenforceability of, any Licensed Patent during prosecution of Licensee’s own patent portfolio.

9.	ENFORCEMENT OF INTELLECTUAL PROPERTY RIGHTS

9.1.

Each Party will promptly notify the other Party, in writing, of (i) any known Violation of any Licensed Patent by a third party and will provide the other Party with available information relating to such Violation, and (ii) any allegation or action by a third party indicating that any Licensed Patent is invalid or unenforceable (e.g., a declaratory judgment action, a post-grant review action, or a communication from the third party) and will provide the other Party with available information relating to such allegation or action.

9.2.	Licensee and its Sublicensees will not inform a third party of a potential Violation of any Licensed Patent within the Field of Use.

9.3.

Licensor will have exclusive rights to initiate and control any enforcement proceeding with respect to a Violation of a Licensed Patent (such enforcement proceeding, an “Action”) within the Field of Use, and will be entitled to all recoveries obtained therefrom; provided that, if any recoveries were received with respect to infringement of a patent claim requested by Licensee under Section 8.2, then such recoveries will be shared equally between the Parties. For any non-cash settlement or non-cash cross-license, Licensee and Licensor will negotiate in good faith an appropriate monetary value of such settlement or cross-license to use when calculating the recovery from an Action when the recovery is to be shared.

9.4.

In the event that Licensor elects to initiate any Action outside the Field of Use, Licensor will deliver notice of such election to Licensee under Section 16 (Notices) at least sixty (60) days prior to initiation of such Action; if Licensee can reasonably prove that the Action would be in a field for which Licensee is actively engaged in activities towards Exploiting a Licensed Product, Licensor must obtain Licensee’s consent before initiating such Action.

9.5.

Licensee must request consent from Licensor to initiate an Action. Such request must be in writing and must include reasonable evidence of the Violation of the Licensed Patents and damage therefrom to Licensee or its Sublicensee. Licensor will not unreasonably withhold, condition, delay, or deny consent for such Action if the Violation occurred outside the Field of Use during the period and in a jurisdiction where Licensee had a license under this Agreement. Licensee will be entitled to all recoveries obtained from such Action.

9.6.

Each Party will cooperate with the other Party in an Action brought by that other Party, at that other Party’s expense, including but not limited to providing materials and information reasonably requested as being reasonably necessary for purposes of the Action.

9.7.

Licensee will not settle, compromise, or discharge any Action brought in accordance with this Section 9 without prior written consent of Licensor; provided, that, written consent of Licensor will not be required for a settlement, compromise or discharge of any such Action that does not admit the invalidity or unenforceability of any Licensed Patent or have a material adverse effect on Licensor.

9.8.	Licensee will not make any statement disparaging, or admitting the invalidity or unenforceability of, any Licensed Patent.

10.	INVOICING AND PAYMENT

Licensor may invoice Licensee the excess costs incurred under Section 8.2 of this Agreement, and Licensee agrees to pay each invoice received from Licensor within thirty (30) days of the date of the invoice.

11.	CONFIDENTIALITY

11.1.

Except as otherwise provided herein, each Party will maintain in confidence, and will not use for any purpose or disclose to any third party information disclosed by the other Party in writing and marked “confidential” or that is disclosed orally and confirmed in writing as confidential within 45 days following such disclosure, or that by its nature would reasonably be considered to be confidential or proprietary (collectively, “Confidential Information”). Confidential Information will not include any information that: (i) is already known to the receiving Party at the time of disclosure hereunder, (ii) is now or hereafter becomes publicly known other than through acts or omissions of the receiving Party, (iii) is disclosed to the receiving Party by a third party under no obligation of confidentiality to the disclosing Party, or (iv) is independently developed by the receiving Party without reference to the Confidential Information of the disclosing Party.

11.2.

Notwithstanding the provisions of Section 11.1, each Party may use or disclose Confidential Information in exercising its rights hereunder or fulfilling its obligations and duties hereunder and in prosecuting or maintaining any proprietary rights, prosecuting or defending any legal action, complying with applicable governmental regulations, and submitting information to tax or other governmental authorities, provided that, if the Party is required by law to make any disclosures of Confidential Information of the other, to the extent it may legally do so, the Party will give reasonable advance notice to the other of such disclosure, limit the disclosure to only the minimum information necessary, and will use its reasonable efforts to secure confidential treatment of Confidential Information prior to its disclosure (whether through protective orders or otherwise).

12.	USE OF NAMES AND TRADEMARKS

Nothing contained in this Agreement confers any right to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of either Party hereto (including contraction, abbreviation or simulation of any of the foregoing).

13.	INDEMNIFICATION

13.1.

Licensee will indemnify, hold harmless and defend Licensor, its officers, employees, and agents (individually or collectively, the “Indemnified”) against any and all claims, legal actions, losses, liabilities, damages, costs, fees and expenses (including attorney fees), each as regards product liability or Violation of third-party IPA with respect to Licensed Products; provided that, the Indemnified (i) promptly notifies Licensee of an applicable claim, and (ii) provides Licensee, at Licensee’s expense, with reasonable assistance and information upon reasonable request.

13.2.	Licensee will keep Licensor informed on a current basis regarding any proceeding for which Licensee has an obligation to an Indemnified under Section 13.1.

13.3.

Licensee will not settle, compromise, or discharge any claims or legal action under this Section 13 (Indemnification) without prior written consent of Licensor; except that no consent is required if the settlement, compromise, or discharge is limited to payment of monetary damages and does not admit fault or otherwise impair Licensor’s rights under this Agreement.

14.	INSURANCE

14.1.	Licensee, at its sole cost and expense, will obtain, keep in force, and maintain commercially reasonable general and product liability insurance as applicable for any Licensed Products.

15.	TERM AND TERMINATION

15.1.

Subject to Section 15.2, unless otherwise terminated by operation of law, or by acts of the Parties in accordance with the terms of this Agreement, this Agreement will be in force perpetually from the Effective Date.

15.2.	This Agreement will terminate when there are no remaining Valid Claims in the Licensed Patents.

15.3.	Following termination of this Agreement, Licensor will be under no continuing or further obligation to prosecute or maintain any patent or patent application under any provision of this Agreement.

15.4.

Termination of this Agreement does not relieve either Party of any obligation or liability accrued under this Agreement prior to termination or rescind any payment made or anything done by a Party prior to the time termination becomes effective. Termination does not affect in any manner any rights of the Parties arising under this Agreement prior to termination.

15.5.

All rights and obligations arising under this Agreement which by their nature should survive termination of this Agreement will survive, including without limitation rights and obligations arising under the following provisions:

Section 10	Invoicing and Payment
Section 11	Confidentiality
Section 12	Use of Names and Trademarks
Section 13	Indemnification
Section 15	Termination
Section 17	Limitations and Limited Warranty
Section 18	Assignability
Section 20	Governing Law
Section 21	Dispute Resolution
Section 23	Limitation of Liability
Section 24	Miscellaneous (as applicable)

15.6.	Additional Licensee and Sublicensee Rights

15.6.1.

Licensee may terminate this Agreement at will in its entirety or as to any Patent Asset of the Licensed Patents by giving notice to Licensor under Section 16 (Notices). Such termination will be effective immediately from the effective date of such notice. In the event of such termination by Licensee, all rights so terminated will revert back to Licensor.

15.6.2.	In the event that Licensee terminates this Agreement with respect to any Patent Asset(s) of the Licensed Patents without termination of the entire Agreement:

15.6.2.1.	Licensor will be under no continuing or further obligation to prosecute or maintain any of the terminated Patent Assets under any provision of this Agreement; and

15.6.2.2.

any Sublicensee affected by such termination may request to convert to a status of a licensee for such Patent Asset(s), which request Licensor will not unreasonably deny. To convert a Sublicensee to a licensee, Licensor and Sublicensee will execute a license on the same terms and conditions as set forth in this Agreement, or modifications thereto for which both parties agree.

15.6.3.

Upon termination of this Agreement, Licensee is entitled to dispose of all previously made or partially made Licensed Products, but no more, within a period of 120 days (but no more); provided that, the Exploitation of such Licensed Products is subject to the terms of this Agreement; and provided that this Section 15.6.3 does not apply to termination under Section 15.2.

16.	NOTICES

Any notice required to be given will be deemed to have been properly given if delivered to the respective address or facsimile number given on the Signature Page, or to another address or facsimile number of a Party as designated by written notice given by that Party to the other Party. All notices should be sent to the attention of the Legal Department. Notice will be effective on: (i) the date of delivery if delivered in person; (ii) three days after the date of mailing if mailed via first-class certified mail, postage paid or if mailed via any global express courier service that requires a recipient signature demonstrating the delivery of such notice; or (iii) the date of transmission if sent by facsimile with confirmation of transmission.

17.	LIMITATIONS AND LIMITED WARRANTY

17.1.

Licensor represents and warrants to Licensee that: (i) it has the lawful right to enter into this Agreement and grant the rights and licenses hereunder, (ii) Licensor is and will be the owner of the entire right, title, and interest in and to the Licensed Patents, (iii) Licensor has not previously granted and will not grant any rights in Licensed Patents that are inconsistent with the rights and licenses granted to Licensee herein, (iv) to Licensor’s knowledge, there are no claims of any third parties that would call into question the rights of Licensor to grant to Licensee the rights and licenses granted hereunder, (v) to Licensor’s knowledge, practice of Licensed Patents will not infringe intellectual property rights of third parties, and (vi) except for Licensed Patents, and the inventions disclosed therein, as of the Effective Date, Licensor does not own or control rights to any invention, or any patent or patent application the claims of which would dominate any practice of the Licensed Patents.

17.2.	Without limiting Licensor’s obligations under any other agreements, Licensor is under no obligation under this Agreement to assign or otherwise transfer title of any Licensed Patents to Licensee.

17.3.

This Agreement does not (i) express or imply a warranty or representation as to the validity or scope of any Licensed Patents; (ii) express or imply a warranty or representation that any Licensed Product is or will be free from a Violation of IPA of third parties; (iii) obligate either Party to bring any Action against a third party; (iv) confer by implication, estoppel or otherwise any license or rights other than the license to Licensed Patents as defined in this Agreement; or (v) obligate Licensor to furnish any know-how.

17.4.

EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, AND FITNESS FOR A PARTICULAR PURPOSE.

18.	ASSIGNABILITY

18.1.

This Agreement, and any obligation or benefit arising hereunder, will be assignable by either Party to any third party without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, each Party shall have the right, without the other Party’s prior written consent, to assign this Agreement to a third party who acquires all or substantially all of the business or assets of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or other similar transaction.

18.2.

No permitted assignment of this Agreement will be valid and effective unless and until the assignee agrees in writing to be bound by the provisions of this Agreement. Any other attempt to transfer or assign will be void.

18.3.	The terms and conditions of this Agreement will be binding on and inure to the benefit of the permitted successors and assigns of the Parties unless otherwise specified herein.

18.4.	Upon a permitted assignment of this Agreement by a Party, all references herein to such Party will be deemed a reference to the assignee.

19.	FAILURE TO PERFORM

19.1.	No waiver by either Party of any default of this Agreement will be deemed a waiver of any subsequent or similar default.

19.2.	A suspension of duty under this Agreement due to force majeure will not be for a period longer than six (6) months.

19.3.

Subject to Section 21 (Dispute Resolution), if either Party finds it necessary to undertake legal action against the other on account of failure of performance due under this Agreement, then the prevailing Party is entitled to reasonable attorney’s fees in addition to costs and necessary disbursements.

20.	GOVERNING LAW

To the extent state law is applicable, this Agreement will be interpreted and construed in accordance with the laws of the state of California without regard to conflict of laws principles or to which party drafted particular provisions of this Agreement.

21.	DISPUTE RESOLUTION

21.1.

Any dispute or controversy relating to the inventorship, ownership, scope, validity, enforceability, or infringement of any intellectual property rights will be submitted to a court of competent jurisdiction in the country or regional authority in which such intellectual property rights were granted or arose. In the United States of America (USA), the court of competent jurisdiction for patents will be a federal court.

21.2.	All disputes will be conducted in the English language, and the English original version of this Agreement (if subsequently translated) will be considered the only legal version.

21.3.

For legal actions which fall outside of the arbitration provisions of Section 21.4, venue will be within Santa Clara County in the state of California, USA, and the Parties agree to personal jurisdiction of the courts within Santa Clara County.

21.4.

Subject to Section 21.1, any dispute arising out of or relating in any way to this Agreement and/or the relationship between the Parties, including without limitation, claims for breach of contract, will be submitted to binding arbitration. By agreeing to arbitrate, the Parties are agreeing to waive their right to a jury trial. The arbitration will be conducted in accordance with this Agreement, the Federal Arbitration Act, and the JAMS Comprehensive Arbitration Rules & Procedures as in effect on the date of this Agreement (the “JAMS Rules”). In the event of a conflict, the provisions of the JAMS Rules will control, except where those JAMS Rules conflict with this Agreement, in which case this Agreement will control. The arbitration will be conducted before a three-arbitrator panel (the “Panel”), regardless of the size of the dispute, to be selected as provided in the JAMS Rules. Each arbitrator will be a former state or federal judge with at least five years of judicial experience. The arbitration will be commenced and held in Santa Clara County, California. Any issue concerning the location of the arbitration, the extent to which any dispute is subject to arbitration, the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable, and any discovery disputes, will be resolved by the Panel. No potential arbitrator may serve unless he or she has agreed in writing to be bound by these procedures. Each Party will, upon the written request of the other Party, promptly provide the other with copies of all documents on which the producing Party may rely in support of or in opposition to any claim or defense and a report of any expert whom the producing Party may call as a witness in the arbitration hearing. At the request of a Party, and upon the showing of good cause, the Panel will have the discretion to order production by the other Party or by a third party of other documents relevant to any claim or defense. Each Party will be entitled to take a maximum of three depositions, plus depositions of all experts designated to be witnesses at the arbitration. The depositions will be limited to a maximum of six hours per deposition. All objections are reserved for the arbitration hearing, except for objections based on privilege and proprietary or confidential information. The Panel upon a showing of good cause may order additional depositions or deposition hours. All aspects of the arbitration will be treated as confidential and neither the Parties nor the arbitrators may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a Party will give written notice to all other parties and will afford such parties a reasonable opportunity to protect their interests. The result of the arbitration will be binding on the Parties and judgment on the Panel’s award may be entered in any court having jurisdiction. Nothing in this Section 21.4 will affect any Party’s ability to seek from a court temporary or interim injunctive or equitable relief to protect a Party’s rights under this Agreement or otherwise. Each Party will share equally the cost of the arbitration filing and hearing fees, the cost of an independent expert retained by the Panel, the cost of the Panel, and administrative fees of JAMS. Each Party will bear its own costs including its attorney and witness fees and associated costs and expenses. The Parties intend that these provisions will be valid, binding, enforceable, exclusive and irrevocable and will survive any termination of this Agreement. BY SIGNING THIS AGREEMENT, THE PARTIES ARE AGREEING TO HAVE ANY ISSUE ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR THE RELATIONSHIP BETWEEN THE PARTIES DECIDED IN ARBITRATION, AND THE PARTIES ARE GIVING UP THEIR RIGHT TO A JURY OR COURT TRIAL.

22.	MODIFICATION

No amendment or modification of this Agreement is valid or binding on the Parties unless made in writing and signed on behalf of each Party.

23.

Limitation of Liability. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE HEREUNDER (INCLUDING FOR ANY LIABILITY FOR ANY ACTS OR OMISSIONS OF ITS EMPLOYEES, AGENTS OR SUBCONTRACTORS) FOR ANY INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES, EVEN IF ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM OF ACTION THROUGH WHICH SUCH DAMAGES ARE SOUGHT.

24.	MISCELLANEOUS

24.1.	Headings are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

24.2.

This Agreement embodies the entire understanding of the Parties and supersedes all previous communications, representations or understandings between the Parties, either oral or written, relating to the subject matter hereof.

24.3.

In case any of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, that invalidity, illegality or unenforceability will not affect any other provisions of this Agreement and this Agreement will be construed as if the invalid, illegal or unenforceable provisions had never been contained in it.

24.4.	None of the provisions of this Agreement is intended to create any form of joint venture between the Parties, rights in third parties, or rights that are enforceable by any third party.

24.5.

This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[A signature page follows.]

[Signature page]

This Agreement will be binding on the Parties as of the last date entered in the signature blocks below (the “Effective Date”) when it has been signed below on behalf of each Party.

IN WITNESS WHEREOF, both Licensor and Licensee have executed this Agreement by their respective and duly authorized representatives on the day and year written.

INCUBE LABS, LLC By:	RANI THERAPEUTICS, LLC By:

/s/ Mir Imran	/s/ Svai Sanford
Signature	Signature

Mir Imran	Svai Sanford
Printed Name	Printed Name

Owner	Chief Financial Officer
Title	Title

June 22, 2021	June 22, 2021
Date	Date
Addresses for notice under Section 16:

InCube Labs, LLC Attn: Legal Department 2051 Ringwood Ave. San Jose, CA 95131 With copy to legal@incubelabs.com	Rani Therapeutics, LLC Attn: Legal Department 2051 Ringwood Ave. San Jose, CA 95131 With copy to rani-legal@ranitherapeutics.com

EXHIBIT A

Licensed Patents

Licensed Patents are the Patent Assets listed in Table 1.

Table 1

TITLE	JX	APPLICATION NO.	DATE FILED
PHARMACEUTICAL COMPOSITIONS AND METHODS FOR FABRICATION OF SOLID MASSES COMPRISING POLYPEPTIDES AND/OR PROTEINS	US	61/993,907	5/15/2014
PHARMACEUTICAL COMPOUNDS AND METHODS FOR FABRICATION OF SOLID MASSES COMPRISING POLYPEPTIDES AND/OR PROTEINS	US	62/156,105	5/1/2015
PHARMACEUTICAL COMPOSITIONS AND METHODS FOR FABRICATION OF SOLID MASSES COMPRISING IMMUNOGLOBULINS	US	14/714,120	5/15/2015
PHARMACEUTICAL COMPOSITIONS AND METHODS FOR FABRICATION OF SOLID MASSES COMPRISING TNF-INHIBITING ANTIBODIES	US	14/714,126	5/15/2015
PHARMACEUTICAL COMPOSITIONS AND METHODS FOR FABRICATION OF SOLID MASSES COMPRISING ANTI-INTERLEUKIN ANTIBODIES	US	14/714,136	5/15/2015
PHARMACEUTICAL COMPOSITIONS AND METHODS FOR FABRICATION OF SOLID MASSES COMPRISING GLUCOSE REGULATING PROTEINS	US	14/714,146	5/15/2015
PHARMACEUTICAL COMPOSITIONS AND METHODS FOR FABRICATION OF SOLID MASSES COMPRISING ANTI-INTERLEUKIN ANTIBODIES	US	16/036,590	7/16/2018
PHARMACEUTICAL COMPOSITIONS AND METHODS FOR FABRICATION OF SOLID MASSES COMPRISING TNF-INHIBITING ANTIBODIES	US	16/050,995	7/31/2018
PHARMACEUTICAL COMPOSITIONS AND METHODS FOR FABRICATION OF SOLID MASSES COMPRISING POLYPEPTIDES AND/OR PROTEINS	US	16/112,558	8/24/2018
SHAPED MASS COMPOSITION COMPRISING EXENATIDE	US	16/229,711	12/21/2018
PHARMACEUTICAL COMPOSITIONS AND METHODS FOR FABRICATION OF SOLID MASSES COMPRISING POLYPEPTIDES AND/OR PROTEINS	WO	PCT/US2015/031239	5/15/2015
	EP	15792136.2
	AU	2015258859
	AU	2020256465
	CA	2949236
	CN	201580038265.3
	IN	201617042019
	JP	2017-512882
	JP	2020-9861
PHARMACEUTICAL COMPOUNDS AND METHODS FOR FABRICATION OF SOLID MASSES COMPRISING POLYPEPTIDES AND/OR PROTEINS	WO	PCT/US2016/030480	5/2/2016
	EP	16789913.7
	AU	2016257813
	CA	2983337
	CN	201680039002.9
	IN	201717042343
	JP	2017-556851
	JP	2021-42081
ANTI-INTERLEUKIN ANTIBODY PREPARATIONS FOR DELIVERY INTO A LUMEN OF THE INTESTINAL TRACT USING A SWALLOWABLE DRUG DELIVERY DEVICE	US	62/159,134	5/8/2015
ANTI-INTERLEUKIN ANTIBODY PREPARATIONS FOR DELIVERY INTO A LUMEN OF THE INTESTINAL TRACT USING A SWALLOWABLE DRUG DELIVERY DEVICE	US	15/150,379	5/9/2016
ANTI-INTERLEUKIN ANTIBODY PREPARATIONS FOR DELIVERY INTO A LUMEN OF THE INTESTINAL TRACT USING A SWALLOWABLE DRUG DELIVERY DEVICE	WO	PCT/US2016/031548	5/9/2016
	EP	16793347.2
	AU	2016261599
	CA	2984422
	CN	201680040187.5
	IN	201717038974

	JP	2017-557954
	JP	2020-196688
PHARMACEUTICAL COMPOSITIONS AND METHODS FOR FABRICATION OF SOLID MASSES COMPRISING POLYPEPTIDES AND/OR PROTEINS	US	15/144,733	5/2/2016
PHARMACEUTICAL COMPOSITIONS AND METHODS FOR FABRICATION OF SOLID MASSES COMPRISING POLYPEPTIDES AND/OR PROTEINS	US	16/248,629	1/15/2019
PCSK9 ANTIBODY PREPARATIONS FOR DELIVERY INTO A LUMEN OF THE INTESTINAL TRACT USING A SWALLOWABLE DRUG DELIVERY DEVICE	US	62/215,586	9/8/2015
PCSK9 ANTIBODY PREPARATIONS FOR DELIVERY INTO A LUMEN OF THE INTESTINAL TRACT USING A SWALLOWABLE DRUG DELIVERY DEVICE	US	15/260,260	9/8/2016
PCSK9 ANTIBODY PREPARATIONS FOR DELIVERY INTO A LUMEN OF THE INTESTINAL TRACT USING A SWALLOWABLE DRUG DELIVERY DEVICE	US	16/857,929	4/24/2020
PCSK9 ANTIBODY PREPARATIONS FOR DELIVERY INTO A LUMEN OF THE INTESTINAL TRACT USING A SWALLOWABLE DRUG DELIVERY DEVICE	WO	PCT/US2016/050832	9/8/2016
	EP	16845073.2
	AU	2016320867
	CA	2,997,958
	CN	2016800650191
	JP	2018-512407
SWALLOWABLE CAPSULE, SYSTEM AND METHOD FOR MEASURING GASTRIC EMPTYING PARAMETERS	US	62/518,246	6/12/2017
SWALLOWABLE CAPSULE, SYSTEM AND METHOD FOR MEASURING GASTRIC EMPTYING PARAMETERS	US	16/006,093	6/12/2018
SWALLOWABLE CAPSULE, SYSTEM AND METHOD FOR MEASURING GASTRIC EMPTYING PARAMETERS	WO	PCT/US2018/037153	6/12/2018
	AU	2018282907
	CA	3067021
	CN	201880052262.9
	EP	18818502.9
INGESTIBLE DEVICE WITH EXPANDABLE ENCLOSURE	US	62/736,263	9/25/2018
INGESTIBLE DEVICE WITH EXPANDABLE ENCLOSURE	US	16/579,112	9/23/2019
INGESTIBLE DEVICE WITH EXPANDABLE ENCLOSURE	WO	PCT/US2019/052718	9/24/2019
	AU	TBD
	BR	11 2021 005449.9
	CA	TBD
	CN	TBD
	EP	19866570.5
	EP	TBD
	JP	TBD
	KR	TBD
	MX	MX/a/2021/003356
DEVICES, SYSTEMS AND METHODS FOR DELIVERING THERAPEUTIC COMPOUNDS INTO A STOMACH WALL	US	62/812,867	3/1/2019
DEVICES, SYSTEMS, AND METHODS FOR DELIVERING THERAPEUTIC AGENTS INTO A STOMACH WALL	US	16/805,317	2/28/2020
DEVICES, SYSTEMS, AND METHODS FOR DELIVERING THERAPEUTIC AGENTS INTO A STOMACH WALL	WO	PCT/US2020/020540	2/28/2020
PROPULSIVE DRUG DELIVERY FROM A SWALLOWABLE DEVICE INTO A PATIENT’S INTESTINAL TRACT	US	62/821,250	3/20/2019
PROPULSIVE DRUG DELIVERY FROM A SWALLOWABLE DEVICE INTO A PATIENT’S INTESTINAL TRACT	US	16/805,583	2/28/2020

PROPULSIVE DRUG DELIVERY FROM A SWALLOWABLE DEVICE INTO A PATIENT’S INTESTINAL TRACT	US	PCT/US2020/020544	2/28/2020
INFLATABLE DEVICES, SYSTEMS AND METHODS FOR DELIVERING THERAPEUTIC COMPOUNDS INTO A WALL OF THE GASTRO INTESTINAL TRACT	US	62/909,206	10/1/2019
SELF-SIZING DEVICE FOR DELIVERING A FORMULATION TO A LUMEN WALL	WO	PCT/US2020/053619	9/30/2020
GASTROINTESTINAL LIQUID AUTOINJECTION	US	62/978,222	2/18/2020
LIQUID INJECTION OF A THERAPEUTIC AGENT INTO A WALL OF THE GASTROINTESTINAL TRACT	US	63/020,811	5/6/2020
INJECTION OF A THERAPEUTIC FORMULATION INTO A WALL OF THE GASTROINTESTINAL TRACT	WO	PCT/US2021/018399	2/17/2021